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                                       March 4, 1999



Mr. Kenneth J. Wessels
Senior Executive Vice President
Dain Rauscher Incorporated
Dain Rauscher Plaza, 18C9
60 South Sixth Street
Minneapolis, MN 55402

  Re:  Amendment of Employment Agreement

Dear Ken:

     This is to confirm the terms under which your Employment Agreement with Dain Rauscher Incorporated, dated March 31, 1998, has been amended. Specifically, you have agreed to accept $875,000, rather than $1,125,000, as guaranteed total cash compensation for 1998.

     Please acknowledge your agreement to this amendment by signing in the space below and returning this letter to me.

                                                  Sincerely,

                                                  /s/ Irving Weiser

                                                  Irving Weiser

IW:rwh


ACKNOWLEDGED, AGREED AND ACCEPTED:



     /s/ Kenneth J. Wessels
---------------------------------
Kenneth J. Wessels
Effective:  February 26, 1999